Exhibit 99.2

STATEMENT UNDER OATH OF PRINCIPAL

FINANCIAL OFFICER REGARDING FACTS

AND CIRCUMSTANCES RELATING TO

EXCHANGE ACT FILINGS

I, Karen Rose, state and attest that:

(1)        To the best of my knowledge, based upon a review of the covered reports of The Clorox Company, and, except as corrected or supplemented in a subsequent covered report:

No covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

No covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

       I have reviewed the contents of this statement with the Company’s audit committee.

       In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

the Annual Report on Form 10-K filed with the Commission on September 26, 2002 of The Clorox Company

all reports on Form 10-Q, all reports on form 8-K and all definitive proxy materials of The Clorox Company filed with the Commission subsequent to the filing of the Form 10-K identified above; and

any amendments to any of the foregoing.

/s/ Karen M. Rose

Karen Rose

Group Vice President - Chief Financial Officer

The Clorox Company

September 26, 2002

Subscribed and sworn to before me

this 26th day of September, 2002

/s/ Jean S. Scanlon

Notary Public

My Commission Expires:  March 11, 2005